UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007
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Capital Growth Systems, Inc.
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(Exact Name of Registrant as Specified in Its Charter)

Florida --------------------------------------	0-30831 -------------------------------	65-0953505 ----------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

125 S. Wacker, Suite 300
Chicago, Illinois 60606
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(Address of Principal Executive Offices, Including Zip Code)

(312) 673-2400
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(Registrant's Telephone Number, Including Area Code)

Not Applicable
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Separation Agreements

On October 31, 2007, Capital Growth Systems, Inc. (the “Company”) and its wholly owned subsidiary Global Capacity Group, Inc. entered into Separation Agreements with each of John Abraham and David Walsh, the two founders of Global Capacity. In December, 2006 Messrs. Abraham and Walsh sold Global Capacity to the Company (by way of merger agreement) to the Company for $5,250,000 cash, plus a contingent earnout agreement whereby the Company agreed to pay up to $3,000,000 to them after two years and up to an additional $3,000,000 after three years upon achievement of certain milestones. In addition, the Company and Global Capacity entered into 3 year employment agreements with each of them, calling for base compensation of $110,000 per year. On August 10, 2007 the employment of Messrs. Abraham and Walsh was terminated. Under the terms of the Separation Agreements, each of Messrs. Abraham and Walsh has been paid a lump sum of $175,000 and delivered title to the Global Capacity vehicles that they had been using (subject to existing financing), in return for: (i) a termination of their employment agreements (except as noted below) and any obligations for severance or other payments on the employment agreements, and (ii) a termination of the Company's obligation to pay any of the earnout consideration from the original merger agreement. The Separation Agreements provide that the confidentiality and one year non-solicitation obligations (from the date of termination of employment limited to 21 of the largest customers of the Company) with respect to the employment agreements survive the termination of the employment agreements, but otherwise permit competition and solicitation of other customers and prospects. As part of the Separation Agreements the parties further agreed to settle all outstanding matters and delivered mutual releases.

Warrant Extensions and Stock

On October 2, 2007, Capital Growth Systems, Inc. (the “Company”) offered to amend all of its outstanding Warrant Agreements for a limited time (the “Offer”). The offer to amend allowed Warrant Agreement holders to exercise all or a portion of their warrants at $0.15 per share by October 24, 2007 (the “Outside Date”), subject to a limited extension. On October 24, 2007, the Company extended the Outside Date to October 31, 2007 (the “Extended Outside Date”). On October 31, 2007, based on indications of interest received from current warrant holders that had not yet exercised, the Company extended the Extended Outside Date to November 15, 2007. Any warrants exercised on or before the new Extended Outside Date will be amended in accordance with the Offer. As of October 26, 2007 warrant exercises aggregating $1,679,693 were effected, representing 11,197,951 shares of common stock to be issued.

For a more complete description of the terms of the Offer, please see the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 3, 2007.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 Entry Into a Material Definitive Agreement - Warrant Extensions and Stock, for a description of the shares of common stock issued upon exercise of the warrants.

Item 9.01 Financial Statements and Exhibits.

(b)	Exhibits

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GROWTH SYSTEMS, INC.

By:	/s/ Patrick C. Shutt
By: Patrick C. Shutt
Its: Chief Executive Officer

Dated: October 31, 2007